--------------------------------------------------------------------------------
[logo omitted]                                                      Exhibit 99.1

OCWEN                     Ocwen Financial Corporation (R)
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE                  FOR FURTHER INFORMATION CONTACT:
                                       Robert J. Leist, Jr.
                                       Vice President & Chief Accounting Officer
                                       T: (561) 682-7958
                                       E: rleist@ocwen.com
                                          ----------------

                      OCWEN FINANCIAL CORPORATION ANNOUNCES
                              THIRD QUARTER RESULTS

West Palm Beach, FL - (November 8, 2001) Ocwen Financial Corporation (NYSE: OCN) today reported a pre-tax loss in the third quarter of 2001 of $(7.9) million. This was reduced from a pre-tax loss of $(10.9) million reported in the second quarter of 2001. The Company also announced that it was recording a non-cash provision of $65 million to increase the Company's valuation allowance on its deferred tax asset which resulted in a net loss for its third quarter ended September 30, 2001 of $(72.9) million or $(1.08) per share compared to a net loss of $(0.7) million or $(0.01) per share for the 2000 third quarter. For the nine months ended September 30, 2001, the Company reported a net loss of $(117.9) million vs. a net loss of $(7.2) million for the 2000 nine month period, or $(1.75) and $(0.11) per share, respectively.

Chairman and CEO William C. Erbey stated, "While third quarter results were hurt by the additional tax reserve, our net deferred tax asset has been reduced to $12.9 million, and we do not anticipate a need for further reserves in the foreseeable future. When the Company returns to profitability the reserve can be reversed into income. Our focus is on improving operating results. We intend to do this by continuing to make progress towards our three goals of growing our servicing businesses, making OTX profitable and selling our non-core assets. A number of developments during the third quarter marked further progress towards these goals:

o For the second consecutive quarter, the combined results of our core fee businesses, Servicing and OTX, were profitable.
o The volume of loans boarded and serviced for others continued to grow, reaching $21.4 billion at the end of the third quarter as compared to $15.4 billion at the end of the second quarter. The growth in loans serviced reflects the successful completion of the transfer of the New Century servicing portfolio, our largest transfer to date.
o The volume of orders processed on REALTrans(R) in the third quarter grew by 15% over the second quarter. Transaction volume in the month of October showed dramatic growth of over 67% as compared to the third quarter monthly average. Further, an additional two of the top thirty mortgage lenders in the country signed up to use REALTrans.
o We also made progress in reducing our operating expenses. Excluding the Servicing business, and adjusted for reserves and certain non-recurring items in both periods, operating expenses decreased by $13.9 million, or 15% in the nine months ended September 30, 2001 as compared to the same period in 2000. Servicing has achieved a 23.4% unit cost reduction through the first nine months of 2001 compared to the fourth quarter of 2000.
o We reduced our exposure to those non-core assets that remain to be sold by approximately $118 million or 15% from $792 million at the end of the second quarter to $674 million at the end of the third quarter. Third quarter Commercial asset sales were adversely impacted by the September 11 tragedy as a number of transactions had been scheduled to close at the end of the quarter. However, fourth quarter activity to date has been strong, with sales of approximately $68.1 million.

As we have noted in the past, our focus on accelerating the disposition of our remaining non-core assets means that near term earnings pressures may continue. Nevertheless, we believe that our equity of $386.1 million and cash and equivalents of $328.7 million provide us with the requisite financial strength and liquidity to achieve our objectives."

The Servicing business reported net income for the third quarter of 2001 of $5.6 million vs. $2.0 million in the 2000 third quarter, an increase of 176%. On a year to date basis, Servicing reported net income of $16.2 million compared to $8.5 million in 2000, an increase of 91%. The unpaid principal balance of loans serviced for others grew to $21.4 billion as of September 30, 2001 compared to $10.5 billion as of December 31, 2000.

Net losses at OTX were $(4.8) million in the 2001 third quarter compared to $(5.8) million in the same period of 2000. For the nine months ended September 30, 2001, net losses amounted to $(18.2) million vs. $(15.5) million in 2000. The improvement in the third quarter of 2001 is primarily due to cost reduction initiatives undertaken earlier in 2001. The nine month increase in losses

Ocwen Financial Corporation
Third Quarter Results
November 8, 2001

in 2001 compared to the same period in 2000 primarily reflects $4.7 million of pre-tax costs in 2001 associated with one time events, including a payment related to the acquisition of an OTX subsidiary in 1998.

The Residential Discount Loan business recorded net income of $2.1 million in the 2001 third quarter, primarily as a result of the sale of $63.6 million of discount loans, resulting in a net gain of $3.1 million after considering reductions in the loan loss allowance. The amount of loans and REO remaining on the books at September 30, 2001 totaled $68.4 million, down $81.1 million or 54% from June 30, 2001. Reserves on the remaining balances remain at the highest level ever recorded.

Losses for the third quarter of 2001 in the Commercial loan business amounted to $(5.0) million, largely due to additional loss reserves of $4.3 million provided during the third quarter. These provisions reflect changes in projected sales proceeds upon disposition of the remaining assets, as well as changes in the credit quality of the underlying assets. Total commercial loans, investments in real estate and REO totaled $388.3 million at September 30, 2001, reduced by $18.6 million or 5% from June 30, 2001. As noted above, third quarter sales that were planned for the end of the quarter were adversely impacted by the tragedy of September 11. However, fourth quarter sales-to-date have been strong at approximately $68.1 million.

The Unsecured Collections business posted a loss of $(0.8) million in the third quarter of 2001, vs. $(2.2) million in the 2000 third quarter. For the nine-month period in 2001, net losses were $(3.5) million as compared to $(6.6) million for the same period of 2000. This business, which is accounted for on a cost recovery basis, has recorded diminishing losses in 2001 because the remaining assets have been largely either collected or reserved. At September 30, 2001, the remaining net book value of unsecured collection receivables totaled only $0.8 million.

The Affordable Housing business posted a net loss of $(3.4) million in the 2001 third quarter compared to a loss of $(2.4) million in the 2000 third quarter. Affordable Housing results include additional non-cash reserves of approximately $3.7 million during the third quarter reflecting revisions in completion cost estimates as well as modification to projected sales results. Of the remaining properties of $108 million in this business, $64.8 million are subject to sales contracts that have not yet satisfied all of the accounting criteria for sales treatment.

Ongoing efforts to dispose of the remaining assets in the inactive Subprime Lending business resulted in net income of $1.8 million for the 2001 third quarter, primarily due to a pre-tax gain of $1.4 million associated with a third quarter sale of subprime residual trading securities. The Company's total portfolio of non-investment grade securities, which consists largely of subprime residuals, was reduced from $88.0 million at the end of the second quarter to $81.7 million at the end of the third quarter.

Third quarter 2001 results did not include an extraordinary gain on debt repurchases, while gains of $2.6 million were recorded in the 2000 third quarter. Even though no such transactions were recorded during the third quarter of 2001, due to pricing levels, the Company continues to evaluate additional debt repurchases.

Income tax expense for the third quarter of 2001 included a non-cash provision to increase the Company's valuation allowance on its deferred tax asset by $65 million. For the nine months ended September 30, 2001, the company recorded $83 million of such provisions. No such provisions were recorded in the third quarter or nine-month period of 2000.

Ocwen Financial Corporation is a financial services company headquartered in West Palm Beach, Florida. The Company's primary business is the servicing and special servicing of nonconforming, subperforming and nonperforming residential and commercial mortgage loans. Ocwen also specializes in the development of related loan servicing technology and software for the mortgage and real estate industries. Additional information about Ocwen Financial Corporation is available at www.ocwen.com.

Certain statements contained herein may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology such as "continue," "will," "believe," "estimate," "largely," "further," "near term," "achieve," "project," "future," "realize," future or conditional verb tenses, similar terms, variations on such terms or negatives of such terms. Actual results could differ materially from those indicated in such statements due to risks, uncertainties and changes with respect to a variety of factors, including changes in market conditions as they exist on the date hereof, applicable economic environments, government fiscal and monetary policies, prevailing interest or currency exchange rates, effectiveness of interest rate, currency and other hedging strategies, laws and regulations affecting financial institutions and real estate operations (including regulatory fees, capital requirements, income and property taxation and environmental compliance), uncertainty of foreign laws, competitive products, pricing and conditions, credit, prepayment, basis, default, subordination and asset/liability risks, loan servicing effectiveness, the ability to identify acquisitions and investment opportunities meeting OCN's investment strategy, satisfaction or fulfillment of agreed upon terms and conditions of closing or performance, timing of transaction closings, software

Ocwen Financial Corporation
Third Quarter Results
November 8, 2001

integration, development and licensing effectiveness, change or damage to the Company's computer equipment and the information stored in its data centers, availability of adequate and timely sources of liquidity, dependence on existing sources of funding, ability to repay or refinance indebtedness (at maturity or upon acceleration), availability of servicing rights for purchase, size of, nature of and yields available with respect to the secondary market for mortgage loans, financial, securities and securitization markets in general, allowances for loan losses, geographic concentrations of assets, changes in real estate conditions (including valuation, revenues and competing properties), adequacy of insurance coverage in the event of a loss, the market prices of the common stock of OCN, other factors generally understood to affect the real estate acquisition, mortgage, servicing and leasing markets, securities investments and the software and technologies industries, and other risks detailed from time to time in OCN's reports and filings with the Securities and Exchange Commission, including its periodic reports on Forms 8-K, 10-Q and 10-K, including Exhibit
99.1 attached to OCN's Form 10-K for the year ended December 31, 2000.

Ocwen Financial Corporation
Third Quarter Results
November 8, 2001



Interest Income and Expense

                                                                            Three Months              Nine Months
                                                                     -----------------------   -----------------------
For the periods ended September 30,                                      2001        2000          2001         2000
-----------------------------------------------------------------    ----------   ----------   ----------   ----------
(Dollars in thousands) Interest income:
  Federal funds sold and repurchase agreements ..................    $    1,942   $    2,544   $    6,040   $    5,118
  Trading securities ............................................         4,601           --       14,474           --
  Securities available for sale .................................            --       12,831           --       42,508
  Loans available for sale ......................................            76          450          440        2,174
  Investment securities and other ...............................            41          352          638        1,181
  Loan portfolio ................................................         1,577        4,651        5,079       13,956
  Match funded loans and securities .............................         2,655        2,611        7,875        8,874
  Discount loan portfolio .......................................         7,702       21,848       34,083       70,021
                                                                     ----------   ----------   ----------   ----------
                                                                         18,594       45,287       68,629      143,832
                                                                     ----------   ----------   ----------   ----------
Interest expense:
  Deposits ......................................................        13,789       25,852       48,168       75,330
  Securities sold under agreements to repurchase ................           244        2,761          244       10,685
  Bonds - match funded agreements ...............................         1,391        2,948        6,099        9,095
  Obligations outstanding under lines of credit .................         1,871        4,371        4,327       11,783
  Notes, debentures and other interest bearing obligations ......         5,012        8,501       15,077       26,598
                                                                     ----------   ----------   ----------   ----------
                                                                         22,307       44,433       73,915      133,491
                                                                     ----------   ----------   ----------   ----------
  Net interest income (expense) before provision for loan losses.    $   (3,713)  $      854   $   (5,286)  $   10,341
                                                                     ==========   ==========   ==========   ==========


Net (Loss) Income by Business Segment

                                                                            Three Months               Nine Months
                                                                     -----------------------   -----------------------
For the periods ended September 30,                                      2001        2000          2001         2000
-----------------------------------------------------------------    ----------   ----------   ----------   ----------
(Dollars in thousands)
 Residential discount loans .....................................    $    2,112   $    4,149   $   (1,794)  $   11,605
 Commercial loans ...............................................        (5,022)      (4,010)     (12,349)      (2,570)
 Residential loan servicing .....................................         5,612        2,031       16,165        8,463
 Affordable Housing .............................................        (3,445)      (2,357)     (11,679)      (1,136)
 OTX ............................................................        (4,813)      (5,756)     (18,180)     (15,502)
 Commercial Real Estate .........................................           510        9,489          909       12,187
 Subprime lending ...............................................         1,789       (4,832)       5,229      (12,740)
 Unsecured collections ..........................................          (799)      (2,235)      (3,490)      (6,599)
 Ocwen Realty Advisors ..........................................            51         (292)         266           (2)
 Corporate items and other ......................................       (68,927)       3,133      (92,966)        (883)
                                                                     ----------   ----------   ----------   ----------
                                                                     $  (72,932)  $     (680)  $ (117,889)  $   (7,177)
                                                                     ==========   ==========   ==========   ==========

Non-Core Assets

         The following table presents a summary of the Company's non-core assets that remain to be sold. This table excludes assets subject to completed sale transactions that have not met accounting criteria for sales treatment.

                                                                              As of
                                                                   -------------------------
                                                                   September 30,  June 30,
                                                                       2001         2001
                                                                   ------------   ----------
(Dollars in thousands)
Total loans .....................................................    $  294,171   $  388,497
Total investments in real estate ................................       132,967      135,826
REO, net ........................................................       121,865      129,042
Residual and subordinate trading securities .....................        81,698       88,050
Affordable Housing properties ...................................        43,299       50,611
                                                                     ----------   ----------
    Total non-core assets to be sold ............................    $  674,000   $  792,026
                                                                     ==========   ==========

Ocwen Financial Corporation
Third Quarter Results
November 8, 2001

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (Dollars in thousands, except share data)

                                                                            Three Months              Nine Months
                                                                     ------------------------- -------------------------
  For the periods ended September 30,                                    2001         2000         2001          2000
-----------------------------------------------------------------    ------------ ------------ ------------ ------------
  Net interest income:
  Income ........................................................    $     18,594 $     45,287 $     68,629 $    143,832
  Expense .......................................................          22,307       44,433       73,915      133,491
                                                                     ------------ ------------ ------------ ------------
  Net interest income (expense) before provision for loan
    losses ......................................................          (3,713)         854       (5,286)      10,341
  Provision for loan losses .....................................            (388)       6,861       18,029       12,604
                                                                     ------------ ------------ ------------ ------------
  Net interest income (expense) after provision for loan losses..          (3,325)      (6,007)     (23,315)      (2,263)
                                                                     ------------ ------------ ------------ ------------

Non-interest income:
  Servicing and other fees ......................................          35,952       25,318      100,809       72,043
  Gain (loss) on interest earning assets, net ...................          (1,851)       1,453       (3,260)      17,717
  Gain on trading and match funded securities, net ..............           3,394       (2,406)      13,133       (2,406)
  Impairment charges on securities available for sale ...........              --           --           --      (11,597)
  Loss on real estate owned, net ................................            (715)      (5,011)      (3,804)     (15,760)
  Gain (loss) on other non interest earning assets, net .........            (414)      16,682         (933)      21,864
  Net operating gains (losses) on investments in real estate ....          (1,196)       9,543        2,068       23,894
  Amortization of excess of net assets acquired over
    purchase price ..............................................           4,583        2,995       13,749        8,788
  Other income ..................................................           1,989          962        6,472        3,172
                                                                     ------------ ------------ ------------ ------------
                                                                           41,742       49,536      128,234      117,715
                                                                     ------------ ------------ ------------ ------------
Non-interest expense:
  Compensation and employee benefits ............................          21,531       22,134       63,775       61,114
  Occupancy and equipment .......................................           3,055        3,141        9,322        9,356
  Technology and communication costs ............................           5,675        6,344       21,379       17,718
  Loan expenses .................................................           4,192        3,583       11,262       10,500
  Net operating losses on investments in certain
    low-income housing tax credit interests .....................           4,005        3,691       11,823        6,030
  Amortization of excess of purchase price over net assets
    acquired ....................................................             778          778        2,334        2,346
  Professional services and regulatory fees .....................           3,882        2,425       11,632        9,016
  Other operating expenses ......................................           1,484        2,604        6,787        8,538
                                                                     ------------ ------------ ------------ ------------
                                                                           44,602       44,700      138,314      124,618
                                                                     ------------ ------------ ------------ ------------
Distributions on Company-obligated, mandatorily redeemable
    securities of subsidiary trust holding solely junior
    subordinated debentures of the Company ......................           1,663        2,730        5,413        8,842
Equity in income (losses) of investments in unconsolidated
    entities ....................................................             (84)        (893)         100       (4,965)
                                                                     ------------ ------------ ------------ ------------
Loss before income taxes and extraordinary gain .................          (7,932)      (4,794)     (38,708)     (22,973)
Income tax (expense) benefit ....................................         (65,000)       1,486      (81,587)       7,122
                                                                     ------------ ------------ ------------ ------------
Loss before extraordinary gain ..................................         (72,932)      (3,308)    (120,295)     (15,851)
Extraordinary gain on repurchase of debt, net of taxes ..........              --        2,628        2,406        8,674
                                                                     ------------ ------------ ------------ ------------
Net loss ........................................................    $    (72,932)$       (680)$   (117,889)$     (7,177)
                                                                     ============ ============ ============ ============
Earnings (loss) per share:
  Basic:
    Loss before extraordinary gain ..............................    $      (1.08)$      (0.05)$      (1.79)$      (0.24)
    Extraordinary gain ..........................................              --         0.04         0.04         0.13
                                                                     ------------ ------------ ------------ ------------
    Net loss ....................................................    $      (1.08)$      (0.01)$      (1.75)$      (0.11)
                                                                     ============ ============ ============ ============
  Diluted:
    Loss before extraordinary gain ..............................    $      (1.08)$      (0.05)$      (1.79)$      (0.24)
    Extraordinary gain ..........................................              --         0.04         0.04         0.13
                                                                     ------------ ------------ ------------ ------------
    Net loss ....................................................    $      (1.08)$      (0.01)$      (1.75)$      (0.11)
                                                                     ============ ============ ============ ============
Weighted average common shares outstanding:
  Basic .........................................................      67,269,343   67,152,363   67,206,688   67,519,428
                                                                     ============ ============ ============ ============
  Diluted .......................................................      67,269,343   67,152,363   67,206,688   67,519,428
                                                                     ============ ============ ============ ============

Ocwen Financial Corporation
Third Quarter Results
November 8, 2001


                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                    (Dollars in thousands, except share data)
                                                                                      September 30,  December 31,
                                                                                           2001         2000
                                                                                      ------------   ------------
Assets:
Cash and amounts due from depository institutions ................................    $     23,172   $     18,749
Interest earning deposits ........................................................          18,564        134,987
Federal funds sold and repurchase agreements .....................................         287,000             --
Trading securities, at fair value:
  Collateralized mortgage obligations (AAA-rated) ................................         143,318        277,595
  Subordinates, residuals and other securities ...................................          81,698        112,647
Loans available for sale, at lower of cost or market .............................           1,339         10,610
Real estate held for sale ........................................................          33,588         22,670
Low-income housing tax credit interests held for sale ............................          27,618         87,083
Investment in real estate ........................................................          99,379        122,761
Investments in low-income housing tax credit interests ...........................          80,496         55,729
Investment securities, at cost ...................................................           4,659         13,257
Loan portfolio, net ..............................................................          73,650         93,414
Discount loan portfolio, net .....................................................         219,182        536,028
Match funded loans and securities, net ...........................................          82,315        116,987
Investments in unconsolidated entities ...........................................             773            430
Real estate owned, net ...........................................................         121,865        146,419
Premises and equipment, net ......................................................          44,472         43,152
Income taxes receivable ..........................................................          28,551         30,261
Deferred tax asset, net ..........................................................          12,919         95,991
Advances on loans and loans serviced for others ..................................         303,089        227,055
Mortgage servicing rights ........................................................          90,368         51,426
Other assets .....................................................................          62,393         52,169
                                                                                      ------------   ------------
                                                                                      $  1,840,408   $  2,249,420
                                                                                      ============   ============
Liabilities and Stockholders' Equity
  Liabilities:
  Deposits .......................................................................    $    806,539   $  1,202,044
  Escrow deposits on loans and loans serviced for others .........................          92,344         56,316
  Securities sold under agreements to repurchase .................................          66,434             --
  Bonds - match funded agreements ................................................          73,660        107,050
  Obligations outstanding under lines of credit ..................................         110,573         32,933
  Notes, debentures and other interest bearing obligations .......................         169,130        173,330
  Accrued interest payable .......................................................          20,178         22,096
  Excess of net assets acquired over purchase price ..............................          22,916         36,665
  Accrued expenses, payables and other liabilities ...............................          31,391         36,030
                                                                                      ------------   ------------
     Total liabilities ...........................................................       1,393,165      1,666,464
                                                                                      ------------   ------------

  Company obligated, mandatorily redeemable securities of subsidiary trust
     holding solely junior subordinated debentures of the Company.................          61,159         79,530

  Stockholders' equity:
   Preferred stock, $.01 par value; 20,000,000 shares authorized; 0 shares
    issued and outstanding........................................................              --             --
   Common stock, $.01 par value; 200,000,000 shares authorized; 67,283,460 and
     67,152,363 shares issued and outstanding at September 30, 2001, and
     December 31, 2000, respectively..............................................             673            672
   Additional paid-in capital ....................................................         224,089        223,163
   Retained earnings .............................................................         161,306        279,194
   Accumulated other comprehensive (loss) income, net of taxes:
     Net unrealized foreign currency translation (loss) gain .....................              16            397
                                                                                      ------------   ------------
   Total stockholders' equity ....................................................         386,084        503,426
                                                                                      ------------   ------------
                                                                                      $  1,840,408   $  2,249,420
                                                                                      ============   ============